Exhibit 2.2



               List of Schedules Omitted from the Merger Agreement
                          Included as Exhibit 2.1 Above

Pursuant to Regulation S-K, Item 601(b)(2), the Schedules to the Merger Agreement included as Exhibit 2.1 above, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Schedule to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

LongLeaf Community Bank Disclosure Schedules
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        Section            Heading
        -------            -------
        4.1                Organization, Standing and Power
        4.2                Authority; No Conflicts
        4.3                Capital Stock; Subsidiaries
        4.4(a)             Company Filings, Financial Statements, and Books
                           and Records
        4.5                Absence of Undisclosed Liabilities
        4.6(i)             Absence of Certain Changes or Events
        4.6(iv)            Absence of Certain Changes or Events
        4.7(d)             Tax Matters
        4.9                Securities Portfolio and Investments
        4.11(a)            Compliance with Laws
        4.13(a)            Employee Benefit Plans
        4.13(d)            Employee Benefit Plans
        4.13(e)            Employee Benefit Plans
        4.13(i)            Employee Benefit Plans
        4.14               Material Contracts
        4.14               Material Contracts
        4.19               Stock Records
        4.22(a)            Repurchase Agreements; Derivatives
        4.25               Commissions
        4.26               Voting Agreements
        4.27               Intellectual Property
        6.1(l)             Covenants of the Company